EXHIBIT 99.1

News Release

March 27, 2013

FOR RELEASE:	Immediately
CONTACT:	Denise D. VanBuren, (845) 471-8323

CH Energy Group, Inc. Declares
Common Stock Dividend of 55.5 Cents/Share

(Poughkeepsie, NY) The Board of Directors of CH Energy Group, Inc., (NYSE: CHG), at its regularly scheduled meeting, today declared a quarterly dividend of 55.5 cents per share of its Common Stock, payable May 1, 2013, to holders of record on April 10, 2013.
Approval by the New York State Public Service Commission is now the only remaining regulatory approval that is necessary to complete the merger between CH Energy Group, FortisUS Inc., Fortis Inc. and Cascade Acquisition Sub Inc.
On March 22, 2013, the Commission extended the deadline for comments on the merger to May 1, 2013. While no assurances can be given, CH Energy Group continues to anticipate that the Commission will review and approve the merger in the second quarter of 2013.
If the merger is completed on this schedule, CH Energy Group also anticipates that the dividend declared today (payable on May 1, 2013, to holders of record on April 10, 2013), will be the final dividend declared and paid to holders of CH Energy Group Common Stock prior to completion of the merger.

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About CH Energy Group, Inc.: CH Energy Group, Inc. is predominantly a regulated transmission and distribution utility, headquartered in Poughkeepsie, NY. Central Hudson Gas & Electric Corporation serves approximately 300,000 electric and about 74,000 natural gas customers in eight counties of New York State's Mid-Hudson River Valley, delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany.  CH Energy Group also operates Central Hudson Enterprises Corporation (CHEC), a non-regulated subsidiary composed primarily of Griffith Energy Services, which supplies energy products and services to approximately 57,000 customers in the Mid Atlantic Region

Forward-Looking Statements –

Statements included in this news release  and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Exchange Act.  Forward-looking statements may be identified by words including "anticipates," "intends," "estimates," "believes," "projects," "expects," "plans," "assumes," "seeks," and similar expressions.  Forward-looking statements including, without limitation, those relating to CH Energy Group's and Central Hudson's future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the acquisition by a subsidiary of Fortis Inc. and the expected timing of the transaction, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the proposed Fortis transaction will not be satisfied or waived, including regulatory approvals of the proposed Fortis transaction and the timing and terms thereof; the impact of delay or failure to complete the proposed Fortis transaction on CH Energy Group's stock price; the costs associated with the proposed Fortis transaction; deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand; potential future acquisitions; legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism.  CH Energy Group and Central Hudson undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Given these uncertainties, undue reliance should not be placed on the forward-looking statements.